Filed Pursuant to Rule 424(b)(3)
                                                    Registration No. 333-32525


Prospectus

  [Logo]                   AMERICAN EXPRESS COMPANY

                      SHAREHOLDER'S STOCK PURCHASE PLAN

                           3,000,000 COMMON SHARES

                           PAR VALUE $.20 PER SHARE

We created the Shareholder's Stock Purchase Plan of American Express Company to provide holders of the Company's common shares, par value $.20 per share (common shares), with a convenient way to purchase additional common shares over time through the reinvestment of dividends. The Plan also permits persons who are not current shareholders of record to purchase common shares through the Plan. Any holder of record is eligible to utilize Plan service features. Persons who are not shareholders may enroll by investing at least $1,000. In addition, brokers and other nominees may reinvest dividends on behalf of beneficial owners as described in the Plan.

KEY FEATURES OF THE PLAN

Participants in the Plan may:
     o purchase or sell American Express Company common shares;
     o automatically reinvest cash dividends on common shares;
     o invest by making additional optional cash payments at any time in any amount, but not less than $50 at any one time, up to $120,000 per calendar year; and
     o avoid recordkeeping requirements and costs for any or all share certificates held by a Plan participant through the safekeeping service offered by the Plan.

The Company may direct that shares acquired through the Plan be purchased in market transactions or directly from the Company in the form of newly issued or treasury shares. Market transactions may be conducted on the New York Stock Exchange or any securities exchange where the common shares are traded, in the over-the-counter market, or by negotiated transactions and may be effected on such terms as to price, delivery and otherwise as Mellon Bank, N.A., acting as Agent, may determine. Market transactions would provide no new funds for the Company.

The purchase price of common shares purchased from the Company with reinvested dividends and optional cash payments will be 100% of the average of the high and low sales prices of the common shares, as published in reports of the New York Stock Exchange - Composite Transactions on the Investment Date. The purchase price of shares purchased in market transactions will be the weighted average price paid by the Agent to obtain them.

Our common shares are listed on the New York Stock Exchange under the symbol "AXP." The closing price of the common shares, as published in reports of the New York Stock Exchange - Composite Transactions on August 10, 2001 was $39.85.

Participants are required to pay certain fees in connection with the Plan. (See Question 3 on page 5.)

Holders of common shares who do not choose to participate in the Plan will continue to receive cash dividends, as declared, by check or direct deposit in the usual manner.

This Prospectus relates to 3,000,000 common shares registered for sale under the Plan.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is August 13, 2001.

                         This Prospectus is printed on
                                recycled paper.

                               TABLE OF CONTENTS

                                                                  PAGE
Available Information............................................  3

Incorporation of Certain Information by Reference................  3

If You Have Questions Concerning the Plan........................  3

The Company......................................................  4

The Plan.........................................................  4

     Purpose.....................................................  5

     Advantages..................................................  5

     Service Fees................................................  5

     Administration..............................................  6

     Participation...............................................  6

     Purchases and Prices of Shares..............................  8

     Reports to Participants.....................................  9

     Dividends on Fractions......................................  9

     Certificates for Common Shares..............................  9

     Gifts/Transfers of Shares................................... 10

     Sales of Common Shares...................................... 10

     Withdrawals................................................. 10

     Safekeeping................................................. 11

     Other Information........................................... 11

Certain Federal Income Tax Consequences.......................... 12

Use of Proceeds.................................................. 13

Legal Matters.................................................... 13

Experts.......................................................... 14

YOU SHOULD RELY ONLY ON THE INFORMATION ABOUT THE PLAN CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF YOU RECEIVE ANY SUCH INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

     This document supersedes all prospectuses and prospectus supplements dated prior to August 13, 2001 relating to the Plan.

                                  **********

                             AVAILABLE INFORMATION

     We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The Company's SEC filings are also available to the public from the SEC's web site at www.sec.gov.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents that are considered part of this Prospectus. Later information that we file with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

     o Annual Report on Form 10-K, for the year ended December 31, 2000, as amended on Form 10-K/A (Amendment No. 1) dated June 21, 2001.
     o Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.
     o Current Reports on Form 8-K dated January 22, 2001, February 7, 2001, April 12, 2001, April 23, 2001, April 23, 2001, April 24, 2001,
       July 18, 2001, July 23, 2001, July 23, 2001 and August 1, 2001.
     o The description of our common shares appearing in our Registration Statement on Form 8-A Amendment No. 1 dated June 12, 2000.

     You may request a copy of any or all of these filings at no cost (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents), by writing or telephoning us at the following address or number:

         American Express Company
         200 Vesey Street
         New York, New York 10285
         Attention: Secretary
         (212) 640-2000

     The Company has filed a registration statement with the SEC relating to the shares offered in this prospectus. As permitted by SEC rules, this prospectus omits certain information contained in the registration statement.


                  IF YOU HAVE QUESTIONS CONCERNING THE PLAN

     Any questions you have about buying or selling or any other services offered by the Plan may be made directly to Mellon Bank, N.A., the Plan Administrator, through the following:

INTERNET
     You can obtain information about opening a Plan account online via Mellon Bank's Investor ServiceDirect. To gain access, you will need a password which you will establish on your first visit to the web site. If you forget your password, call 1-877-978-7778 to have it reset. Investor ServiceDirect can be accessed through the Mellon Investor Services' web site at www.melloninvestor.com.

IN WRITING
     Please address all correspondence concerning the Plan, including requests for an Enrollment Form to join the Plan, to the Plan Administrator:

         Mellon Bank, N.A.
         c/o Mellon Investor Services
         P.O. Box 3338
         South Hackensack, New Jersey 07606

     Be sure to include your name, address, daytime phone number, social security or tax I.D. number and a reference to American Express Company on all correspondence.

TELEPHONE
     The Administrator may be reached directly by dialing:
     1-800-463-5911 (in the United States and Canada)
     1-800-231-5469 (for the hearing impaired)(TDD)
     1-201-329-8660 (outside of the United States and Canada)

     An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

     Securities held by the Administrator in the Plan are not subject to protection under the Securities Investor Protection Act of 1970. The Administrator may use, and commissions may be paid to, a broker-dealer which is affiliated with the Administrator. Investors must make independent investment decisions based upon their own judgment and research.


                                  THE COMPANY

     American Express Company was founded in 1850 as a joint stock association and was incorporated under the laws of the State of New York in 1965. The Company and its subsidiaries are primarily engaged in the business of providing travel related services, financial advisory services and international banking services throughout the world. The principal executive offices of American Express are located at 200 Vesey Street, New York, New York 10285, telephone: (212) 640-2000. Please visit our web site at www.americanexpress.com.


                                   THE PLAN

     The Plan is designed for long-term investors who wish to invest and build their share ownership over time. It does not afford the same flexibility as a brokerage account, since the timing of purchases and sales is subject to the provisions of the program, as described on pages 7 through 9.

     The following is a question and answer statement of the principal provisions of the Plan.

PURPOSE
-------
1.   WHAT IS THE PURPOSE OF THE PLAN?
     The purpose of the Plan is to provide holders of common shares with a convenient method of reinvesting their cash dividends and making optional cash payments toward the purchase of additional common shares. By participating in the Plan, holders of common shares can build their share ownership of the Company over time.

     The Plan also permits persons who are not currently shareholders of record to acquire shares by investing at least $1,000 and thus also obtain the same benefits.

     The Plan is designed for long-term investors and does not afford the same flexibility as a brokerage account.

ADVANTAGES
----------
2.   WHAT ARE THE ADVANTAGES OF THE PLAN?
     If you participate in the Plan, then the cash dividends on your participating shares held of record will be reinvested automatically. In addition, you may make optional cash purchases of at least $50 per investment up to a maximum of $120,000 in the aggregate per calendar year. The purchase price of shares purchased under the Plan will be 100% of the average price as more fully explained under Question 13 below. Full investment of funds is possible under the Plan because the Plan permits your account to be credited not only with full shares but also with fractional shares. Such fractional shares participate ratably in subsequent dividends. You may also avoid the burden of safekeeping certificates for shares credited to your account under the Plan as well as any certificates you currently hold and wish to deposit into your Plan account. Statements reflecting purchases will be sent to you in the manner described under Question 16 below and you should retain these statements for tax purposes.

SERVICE FEES
------------
3.   ARE THERE ANY FEES OR COSTS TO PARTICIPATE IN THE PLAN?
     Yes. Because participants in the Plan receive valuable benefits from their participation, the Company believes it is appropriate to charge certain fees for administration of the Plan. These fees are subject to change from time to time at the discretion of the Company. Fees from time to time in effect will be set forth in a notice or brochure available from the Agent.

AS OF SEPTEMBER 1, 2001, THE FOLLOWING FEES WILL BE IN EFFECT:
Reinvestment of quarterly dividends                 10% of the dividend amount up to $.75 per
                                                    quarterly dividend payment, plus
                                                    $0.06 per share trading fee
------------------------------------------------------------------------------------------------
Purchase of shares with initial investment          $6.00, plus $0.06 per share trading fee
------------------------------------------------------------------------------------------------
Purchase of shares with additional                  $5.00 per transaction,  plus $0.06 per
investments paid by check                           share trading fee
------------------------------------------------------------------------------------------------
Purchase of shares with additional investments
paid by debit of bank account                       $3.50, plus $0.06 per share trading fee
------------------------------------------------------------------------------------------------
Purchase of shares via automatic monthly            $2.00 per transaction,
bank account debit                                  plus $0.06 per share trading fee
------------------------------------------------------------------------------------------------
Gift/Transfer of shares                             No charge
------------------------------------------------------------------------------------------------

AS OF SEPTEMBER 1, 2001, THE FOLLOWING FEES WILL BE IN EFFECT:
Certificate safekeeping                                 No charge
----------------------------------------------------------------------------------------------------------------------------------
Certificate issuance                                    No charge
----------------------------------------------------------------------------------------------------------------------------------
Sale of shares (full or fractional)                     $15.00 per transaction, plus $0.12 per
                                                        share trading fee
----------------------------------------------------------------------------------------------------------------------------------
Current year duplicate statement(s)                     No charge
----------------------------------------------------------------------------------------------------------------------------------
Duplicate statement(s) - prior year(s)                  $10.00 per statement ($20.00 minimum)
----------------------------------------------------------------------------------------------------------------------------------
Returned checks or rejected automatic debit of
bank account                                            $35.00 per occurrence


     The Agent will deduct the applicable fees from proceeds due to participants from a sale or from funds received for investment. Any fee for duplicate statements for prior years must be paid in advance by check made payable to "Mellon Bank, N.A."

ADMINISTRATION
--------------
4.   WHO ADMINISTERS THE PLAN?
     We have appointed Mellon Bank, N.A. to administer the Plan. As administrator, Mellon Bank, N.A. acts as designated Agent for each participating shareholder, purchases and holds common shares acquired under the Plan, maintains records, sends transaction notices confirming details of each transaction, and performs other duties related to the Plan.

     To contact the Plan Administrator, please see the contact information provided on page 3. When communicating with the Plan Administrator, please have your account number and taxpayer identification number available.

     Mellon Investor Services, an affiliate of Mellon Bank, N.A., performs certain Plan services and also acts as transfer agent and registrar for the common shares.

PARTICIPATION
-------------
5.   WHO IS ELIGIBLE TO PARTICIPATE?
     Any person or entity is eligible to participate in the Plan provided that
(i) such person or entity fulfills the requirements described below under Question 7, and (ii) in the case of foreign investors, participation is limited to shareholders whose participation would not violate local laws and regulations of their respective foreign jurisdictions.

     Regulations in certain countries may limit or prohibit participation in this type of plan. Therefore, if you live outside the United States, you should first determine whether you are subject to any governmental regulations prohibiting your participation.

     If you reside outside the United States, you may be subject to mandatory income tax withholding of up to 30% on your dividend income. If you are subject to withholding, you should consider whether it is advisable to enroll your shares in the Plan.

6. IS PARTIAL DIVIDEND REINVESTMENT PARTICIPATION POSSIBLE UNDER THE PLAN? Yes. You may choose to reinvest all or a portion of the dividend paid on shares of American Express Company common shares. You may change your election at any time by notifying the Agent.

7.   HOW DOES AN ELIGIBLE SHAREHOLDER OR INVESTOR PARTICIPATE?
     Enrollment is available online through Investor ServiceDirect (see page 3 for information on how to access Investor ServiceDirect). Alternatively, you may enroll by completing and signing the Enrollment Form which accompanies this Prospectus and mailing it to the Agent in the postage paid envelope provided. Your participation will begin promptly after your authorization is received. Once you have enrolled, your participation continues automatically until you withdraw your shares from the Plan, or until the Plan is terminated.

     Shareholders of record who are not enrolled in the Plan may use Plan services at any time, however, you must enroll in order to have your dividends reinvested. You may obtain an Enrollment Form at any time by contacting Mellon Bank, N.A. through the contact information provided on pages 3-4.

     You will have electronic access to your account over the internet to verify your account balance, change your dividend election or request a statement at any time.

     If you do not own common shares in your name, you can make an initial cash investment of $1,000 by check. Your initial investment can also be made online through Investor ServiceDirect by authorizing an individual or monthly automatic deduction from your bank account. If you authorize the automatic monthly investment feature, you may initiate your investment with as little as $50 providing that you authorize additional sequential investments totaling $950.

     Your total annual aggregate investment(s) cannot exceed $120,000 and must be made in U.S. dollars. Only checks made payable to American Express Company/Mellon Bank will be accepted (no third party checks will be accepted).

     If you currently own common shares that are held on your behalf by a broker or bank (sometimes called "street name" or "beneficial holder") you may participate by instructing your broker to transfer your shares into your own name. Alternatively, you may request the bank or broker holding your shares to participate in the dividend reinvestment feature (but not the optional cash investment feature) of the Plan on your behalf.

8. WHAT WILL HAPPEN TO MY PLAN SHARES IF I NO LONGER REINVEST MY DIVIDENDS, MAKE ADDITIONAL INVESTMENTS, OR IF THE PLAN IS TERMINATED?
     Your Plan shares will remain in your account in book-entry form, unless you request that the Agent (i) send you a certificate for the number of whole shares held in your Plan account and a check for the value of any fractional share (based on the then-current market price, less any applicable fees), or
(ii) sell all shares in the Plan account in the manner described in Question 20 under "Sales of Common Shares." If your account is inactive over a long period of time and consists of only a fractional share, the Agent may close your account by notifying you in writing and sending a check for the value of the fractional share based on the last sale price for any whole shares sold.

     Upon termination of the Plan, your shares will remain in book-entry form even though investments will no longer occur. You may request at any time to receive a certificate and fractional share check (if applicable) as described in the preceding paragraph, or request that the Agent sell all shares in your Plan account as described above.

9.   WHEN MAY AN ELIGIBLE SHAREHOLDER OR INVESTOR JOIN THE PLAN?
     You may join the Plan at any time.

10.  WHEN WILL DIVIDENDS BE REINVESTED?
     The "Investment Date" is the date on which dividends are reinvested in common shares or on which optional cash payments are invested in new or additional common shares. Generally, dividends will be reinvested in additional common shares on the Investment Date which coincides with quarterly dividend payment dates, currently February 10, May 10, August 10, and November 10 of each year, or the immediately preceding business day if such date is not a business day.

     For current shareholders, if the Enrollment Form is received prior to the record date for a dividend payment, your election to reinvest dividends will begin with that dividend payment. If the Enrollment Form is received on or after any such record date, reinvestment of dividends will begin on the dividend payment date following the next record date if you are still a shareholder of record and otherwise meet the eligibility requirements. Record dates for payment of dividends normally precede payment dates by five weeks.

11.  WHEN WILL ADDITIONAL OPTIONAL PURCHASES BE MADE?
     The "Investment Date" on which optional cash payments (including such payments forwarded by first-time investors with their Enrollment Forms) will be invested in additional or new shares will be as promptly as practicable after receipt (at least once every five business days).

     However, when the Agent feels that it cannot advantageously complete any open market purchases as promptly as practicable after receipt (at least once every five business days), it may elect to make some or all of the purchases on a later trading day or days, although the Agent will make every effort to complete the purchases promptly. Purchases of shares may also be deferred when the shares are purchased from the Company and the Company deems it advisable to defer the sale of shares to the Agent to a later date because of the requirements of applicable securities laws.

12.  WHAT DOES THE ENROLLMENT FORM PROVIDE?
     You have the option of completing the enclosed Enrollment Form or enrolling online through the contact information provided on pages 3-4. Among other things, the Enrollment Form directs the Agent to apply toward the purchase of additional common shares all your cash dividends on all or a designated portion of the shares then or subsequently registered in your name, together with any optional cash payments. The Enrollment Form further directs the Agent to reinvest automatically any subsequent dividends on shares accumulated and held in your Plan account. The Plan, in other words, reinvests dividends on a cumulative basis until you withdraw your shares from the Plan, or until the Plan is terminated.

PURCHASES AND PRICES OF SHARES
------------------------------
13.  WHAT WILL BE THE PRICE OF COMMON SHARES PURCHASED UNDER THE PLAN?
     At the Company's discretion, Plan shares will be purchased by the Agent either on the open market or directly from the Company. Shares purchased by the Agent in the open market may be made on any securities exchange in the U.S. where the common shares are traded, in the over-the-counter market, or by negotiated transactions on such terms as the Agent may reasonably determine at the time of purchase. Neither the Company nor any participant will have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases are to be made.

The purchase price of common shares purchased in market transactions will be the weighted average price paid by the Agent to obtain them. In the case of purchases of shares from the Company, the purchase price will be the average of the high and low sales prices of the common shares reported on the consolidated transactions tape for New York Stock Exchange issues on the Investment Date.

14.  HOW MANY COMMON SHARES WILL BE PURCHASED FOR MY ACCOUNT?
     The number of shares to be purchased for your account depends on the amount of your dividend and/or optional cash payment and the purchase price of the shares. We will credit your account with that number of shares, including fractions computed to four decimal places, equal to the amount you invest (or reinvest), net of any applicable fees, divided by the purchase price per share.

15.  HOW ARE OPTIONAL CASH PURCHASES MADE?
     The option to make additional cash purchases of common shares is available to you if you are a shareholder of record participating in the Plan. Each such purchase may be in any amount of at least $50, but such purchases cannot exceed an annual total of $120,000.

     You can authorize an individual deduction from your bank account through Investor ServiceDirect or send a check to the Agent for each purchase. If you choose to submit a check, please make sure to include the contribution form from your Plan statement and mail it to the address specified on the statement. If you wish to make regular monthly purchases, you can authorize automatic monthly deductions from your bank account. This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to write a check. The Agent will invest optional cash payments as promptly as practicable upon receipt (at least once every five business days) as more fully explained under Question 11 above. Neither the Company nor the Agent will pay interest on amounts held pending investment.

     To participate in the Plan through automatic monthly investments, you must complete and return to the Agent the "Automatic Additional Investment - Bank Authorization Agreement" section of the Enrollment Form. Funds will be deducted from your account on or about the 23rd of each month. Please allow sufficient time for processing of your first automatic monthly investment. To change or terminate automatic monthly investments, you must notify the Agent in writing at least six business days before the next automatic debit date.

     For the purpose of applying the $120,000 yearly maximum limit, we will aggregate all your investments during the year (including initial and ongoing investments, but excluding dividend reinvestments).

REPORTS TO PARTICIPANTS
-----------------------
16.  WHAT KIND OF REPORTS WILL BE SENT TO ME?
     After each purchase for your account, you will receive a statement advising you of your cumulative investments for the current calendar year. These statements are your continuing record of the cost of your purchases. You should retain these statements for income tax purposes. In addition, you will receive copies of other communications sent to holders of common shares, including the Company's annual report, proxy statement, and IRS information for reporting dividends paid.

     You will also have access to your account information online 24 hours a day at www.melloninvestor.com.

DIVIDENDS ON FRACTIONS
----------------------
17.  WILL I BE CREDITED WITH DIVIDENDS ON FRACTIONS OF SHARES?
     Yes.

CERTIFICATES FOR COMMON SHARES
------------------------------
18.  WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?
     No. Common shares purchased for your account will be held in book-entry form in the name of the Agent or its nominee for your account. Certificates will be issued only when: a) you send a written request to the Agent (through the contact information provided on pages 3-4) asking that a certificate be issued for some or all of the whole shares credited to your account; b) you contact the Agent by telephone at the toll-free number listed on your account statement and follow the instructions provided by the Agent's telephone system; or c) you instruct the Agent through your account maintenance function of Investor ServiceDirect on the Agent's web site at www.melloninvestor.com. Dividends on the certificated shares, together with dividends on any whole shares and any fraction of a share remaining in book-entry form, will continue to be reinvested under the Plan unless you transfer or otherwise dispose of the certificate.

GIFTS/TRANSFERS OF SHARES
-------------------------
19.  HOW DO I MAKE A GIFT OF COMMON SHARES HELD IN MY PLAN ACCOUNT?
     You may transfer the ownership of some or all of your Plan shares or shares held in safekeeping by sending the Agent written, signed transfer instructions. Signatures must be guaranteed by a financial institution participating in the Medallion Guarantee program. A Medallion Guarantee, which is a safeguard for investors, is a special guarantee for securities that can be obtained through a financial firm, such as a broker, bank, savings and loan association, or credit union that participates in the Medallion Guarantee program. Signature guarantees by a notary public or non-Medallion signature guarantees are not acceptable. You can transfer shares to new or existing shareholders.

SALES OF COMMON SHARES
----------------------
20.  HOW DO I SELL COMMON SHARES HELD IN MY PLAN ACCOUNT?
     You can sell some or all of the whole common shares held in your Plan account by completing and returning the appropriate section of your account statement or transaction form to the Agent, by calling the toll-free number listed on your account statement or by instructing the Agent through the account maintenance function of Investor ServiceDirect on the Agent's web site at www.melloninvestor.com. The Agent, at its discretion, will sell those shares, along with shares to be sold for other accounts, as promptly as practicable at 100% of the then-current market price of the common shares. The Agent will send you a check for the proceeds, less any applicable fees and any applicable stock transfer tax from time to time in effect (see also Questions 3 and 21). If the Agent receives your instructions before 1:00 p.m. Eastern Time, it will attempt to sell your shares the same day. If it receives your instructions after 1:00 p.m. Eastern Time, it will attempt to sell your shares on the following business day. In any event, there is no guarantee of any particular date of sale.

21. WHAT HAPPENS TO MY PLAN SHARES IF I SELL OR TRANSFER SOME OR ALL OF THE SHARES REPRESENTED BY CERTIFICATES THAT I HOLD?
     If you dispose of some or all of the shares registered in your name (i.e., the shares for which physical certificates have been issued), the shares purchased under the Plan through dividend reinvestment and held in your account are unaffected. The Agent will continue to reinvest the dividends on the shares remaining in your name and in your account unless you change your dividend election to receive cash or the Plan is terminated.

WITHDRAWALS
-----------
22.  WHEN MAY I WITHDRAW FROM THE PLAN?
     You may withdraw from the Plan at any time. If your request to withdraw is received prior to a dividend record date set by the Board of Directors for determining shareholders of record entitled to receive a dividend, then you will receive your dividend in cash. Your dividend will not be reinvested in new shares on the dividend payment date. Your withdrawal request will be processed within two business days following receipt of the request by the Agent.

     If your request to withdraw is received by the Agent on or after a dividend record date but before the payment date, then the Agent, in its sole discretion, may either pay such dividend in cash or reinvest it in shares for your account. The request for withdrawal will then be processed as promptly as possible following such dividend payment date. Any optional cash payments which you may have sent to the Agent prior to a request for withdrawal will also be invested on the next Investment Date unless you expressly request return of that payment in your request for withdrawal and your request for withdrawal is received by the Agent at least two business days prior to that Investment Date. All dividends paid subsequent to such dividend payment date or Investment Date will be paid in cash to you unless and until you re-enroll in the Plan, which you may do at any time, subject to meeting the eligibility requirements set forth in the response to Question 5.

23.  HOW DO I WITHDRAW FROM THE PLAN?
     You may discontinue the reinvestment of your dividends at any time by giving notice to the Agent. Your withdrawal will be effective subject to the answer to Question 22, or upon any termination of the Plan by the Company. The Agent will continue to hold your shares unless you request a certificate for any full shares and cash payment, based upon the sales price received by the Agent, for any fraction of a share, less applicable fees.

     Upon your withdrawal from the Plan, you may also request in writing that all or part of the shares credited to your account in the Plan be sold. If you request such sale, the Agent will make such sale for your account as soon as practicable after processing your request for withdrawal. You will receive the proceeds, less the service fee set forth in Question 3 and any applicable stock transfer tax, from the sale of the whole shares sold at your request and the cash value of any fractional share.

SAFEKEEPING
-----------
24.  CAN I SEND MY SHARE CERTIFICATES TO THE AGENT FOR SAFEKEEPING?
     As an additional service to Plan participants, you may deposit any or all common share certificates of the Company held by you with the Agent for safekeeping. If you wish to use this service, you should complete the appropriate information on the enclosed enrollment form and return it to the Agent, together with the certificate or certificates. Delivery of certificates is at the risk of the shareholder, and, for delivery by mail, insured registered mail with return receipt requested is recommended. The certificates should not be endorsed and the assignment section should not be completed.

     The Agent will provide mail loss insurance coverage for certificates with a value not exceeding $100,000 in any one shipping package that is mailed to its address at 85 Challenger Road, Ridgefield Park, New Jersey 07660 by United States Postal Service registered mail or by any of the following overnight couriers: Airborne, DHL, Emery, ExpressMail, FedEx, Purolator, TNT and UPS.

     NOTE: MAIL LOSS INSURANCE COVERS ONLY THE REPLACEMENT OF SHARES OF STOCK AND IN NO WAY PROTECTS AGAINST ANY LOSS RESULTING FROM FLUCTUATIONS IN THE VALUE OF SUCH SHARES.

     You may withdraw some or all of your shares at any time by requesting that a certificate be issued for some or all of the full shares held by the Agent.

OTHER INFORMATION
-----------------
25. WHAT HAPPENS IF THE COMPANY DECLARES A DIVIDEND PAYABLE IN SHARES OR DECLARES A STOCK SPLIT?
     Any dividend payable in shares of common shares, and any additional shares distributed by the Company in connection with a stock split, in respect of shares credited to your Plan account will be added to your Plan account. Any such dividend payable in shares, and any additional shares distributed by the Company in
connection  with  a  stock  split,   attributable  to  shares  represented  by
certificates registered in your own name and not in your Plan account will be issued to you as in the case of shareholders not participating in the Plan. The Company reserves the right to adjust the $1,000 participation eligibility threshold in the event of any such share dividend or stock split.

26. HOW WILL SHARES HELD BY THE AGENT BE VOTED AT MEETINGS OF SHAREHOLDERS? Shares held by the Agent for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of shareholders, as in the case of shareholders not participating in the Plan. This card will cover all shares registered in your own name, as well as all full and fractional shares held by the Agent for your account under the Plan.

     If no instructions are indicated by you on a properly signed and returned proxy card solicited by management, all your shares - those registered in your own name and those held by the Agent for your account under the Plan - will be voted in accordance with recommendations of the Company's management. If the proxy card is not returned, or if it is returned unsigned or improperly signed, none of the shares covered by such proxy card (including those held by the Agent under the Plan) will be voted.

27. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND THE AGENT UNDER THE PLAN? The Company and the Agent will not be liable in administering the Plan for any acts done in good faith or as required by applicable securities laws or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate your account upon your death prior to receiving written notice, or with respect to the prices at which shares are purchased or sold for your account and the times when such purchases or sales are made, or with respect to any fluctuation in the market value after purchase or sale of shares.

     Neither the Company nor the Agent can assure a profit or protect you against a loss on shares you purchase under the Plan. The establishment and maintenance of the Plan by the Company does not constitute an assurance either with respect to the value of the common shares or as to whether the Company will continue to pay dividends on the common shares or at what rate.

28.  MAY THE PLAN BE CHANGED OR DISCONTINUED?
     Yes. The Company may suspend, terminate, modify or amend the Plan at any time. Notice will be sent to you of any such suspension or termination, or of any modification or amendment of the Plan that alters its terms or conditions, as soon as practicable after such action by the Company.

29.  WHO HAS THE RIGHT TO INTERPRET THE VARIOUS PROVISIONS OF THE PLAN?
     The Company may in its absolute discretion interpret the Plan as deemed necessary or desirable and resolve questions or ambiguities concerning various provisions of the Plan.

30.  WHAT LAW GOVERNS THE PLAN?
     The Plan is governed by and construed in accordance with the laws of New York State.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Certain federal income tax consequences of your participation in the Plan are set forth below:

     If common shares are purchased from the Company with reinvested common share dividends, you will be treated as having received a dividend in an amount equal to the "fair market value" of the shares on the dividend payment date. This value equals the average of the high and low prices of the shares reported by the

New York Stock Exchange - Composite Transactions on this date. If common shares are purchased in market transactions with reinvested dividends, you will be treated as having received a dividend in an amount equal to the purchase price of the shares to the Agent.

You should not recognize any income when your shares are purchased with an optional cash payment.

Your tax basis for federal income tax purposes of shares purchased from the Company will equal (a) in the case of shares you purchase with reinvested dividends, the fair market value of such shares on the relevant payment date and (b) in the case of shares you purchase with optional payments, your purchase price. The tax basis of shares purchased in market transactions should equal the purchase price of the shares to the Agent.

Your holding period for shares you purchase should begin on the date following the day on which the shares are credited to your account.

You will generally realize capital gain or loss when shares are sold or exchanged by you or at your request (provided the shares are held as capital assets), and when you receive a cash adjustment for a fraction of a share held in your account after withdrawal from the Plan. The amount of gain or loss will be the difference between the amount which you receive for the shares or fraction of a share and your tax basis.

If you elect to have your dividends reinvested and those dividends are subject to United States income tax withholding, for example, because you are not a citizen or resident of the United States, the amount applied to the purchase of shares under the Plan will be reduced by the tax withheld.

The foregoing discussion assumes, among other things, that distributions and deemed distributions to you from the Company are treated as dividends for federal income tax purposes.

The discussion above is for general information only, and is not intended to be a complete summary or analysis of all the tax consequences of participating in the Plan. It may not describe the tax consequences that apply to you in light of your individual circumstances. Also, the law and interpretational authorities on which the discussion is based are subject to change at any time, which could change the tax consequences described. Accordingly, you are urged to consult your own tax advisors for complete advice relating to the federal, state, local and foreign tax consequences of participation in the Plan based on your individual circumstances.


                               USE OF PROCEEDS

The Company knows neither the number of shares that will ultimately be purchased under the Plan nor the prices at which such shares will be purchased. To the extent that shares are purchased from the Company, the Company intends to add the proceeds from such purchases to the general funds of the Company for general corporate purposes. The Company will receive no proceeds from shares purchased in market transactions.


                                LEGAL MATTERS

Counsel who has passed upon legal matters concerning the validity of shares offered by this Prospectus is Douglas H. Daniels, Esq. Mr. Daniels is an employee of the Company and owns and has options to purchase common shares.

                                    EXPERTS

The consolidated financial statements and schedules to financial statements of the Company included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules to financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

Ernst & Young LLP have reported that they have applied limited procedures, in accordance with professional standards for a review of such information, with respect to the unaudited consolidated interim financial information for the three month periods ended March 31, 2001 and 2000 that we have incorporated by reference into this prospectus. However, their separate report, included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of
Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a 'report' or a 'part' of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act of 1933.

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                               3,000,000 SHARES

                           AMERICAN EXPRESS COMPANY

                                Common Shares
                               ($.20 Par Value)



                                Shareholder's
                             Stock Purchase Plan


                                    [LOGO]





                       Prospectus Dated August 13, 2001











                           American Express Company
                               200 Vesey Street
                            World Financial Center
                           New York, New York 10285


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